Power of Attorney

I, Hector Rivera, the undersigned, hereby constitute and appoint
Richard Contreras, Bruce Jordan, Marissa (Louie) Tenazas,
and Monica Vicente, each as my true and lawful attorney for
me and in my name to sign or certify and file, or cause to be filed, with the appropriate authority any and all reports or profiles, in paper format or electronic format, relating to my ownership, direction, control or trading in the securities
of Fresh Del Monte Produce Inc. (hereinafter referred
to as the Corporation) and/or any of the Corporations subsidiaries, affiliates,associates, and/or any company of which any of
the foregoing corporations is an insider, which are required to be filed pursuant to the provisions
of the Securities Exchange Act of 1934 of the United States of America,
and regulations and rules made pursuant thereto, and/or the laws, regulations and rules of any other jurisdictions in which such reports or profiles must be filed, as a consequence of my being, or being deemed to be, an insider of the Corporation and/or any of the Corporations subsidiaries, affiliates, associates, and/or any company of which any of the foregoing corporations is an insider. I hereby revoke any power of attorney heretofore made in this regard.
This power of attorney shall remain effective until revoked in writing.

Signed and dated this 4th day of July, 2016.

/s/ Hector Rivera
SIGNATURE

Hector Rivera
(Please print full name)

/s/ Brian Brett Orlopp
WITNESS

Brian Brett Orlopp
(Please print full name)